Exhibit 5.2

CLIFFORD CHANCE LLP

10 UPPER BANK STREET

LONDON

E14 5JJ

TEL +44 20 7006 1000

FAX +44 20 7006 5555

DX 149120 CANARY WHARF 3

www.cliffordchance.com

To Barclays Bank PLC	Our ref: 70-40745896
1 Churchill Place	Direct Dial: +44 207 006 2977
London E14 5HP	E-mail: simon.sinclair@cliffordchance.com

12 May 2020

Barclays Bank PLC

U.S.$1,750,000,000 1.700 per cent. Fixed Rate Senior Notes due 2022

(the “Notes”)

We have acted as English legal advisers to Barclays Bank PLC (the “Issuer”) in connection with the issue by the Issuer of the Notes under the senior debt securities indenture between the Issuer and The Bank of New York Mellon, as trustee dated as of 16 September 2004 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of 22 February 2018 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

1.	INTRODUCTION

1.1	Opinion Documents

This Opinion relates to the Notes.

1.2	Defined Terms

1.2.1	“DocuSign Platform” means the cloud based electronic signing platform owned and run by DocuSign Inc.

1.2.2	Terms defined or given a particular construction in the Indenture shall have the same meaning in this Opinion unless a contrary indication appears.

1.2.3	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.4	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD "PARTNER" TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

CLIFFORD CHANCE LLP

1.3	Legal Review

In connection with the creation and issue of the Notes and the giving of this Opinion:

1.3.1

we have reviewed the documents referred to in Schedule 1 (Documents), and any references to such documents in this Opinion are to those documents as originally executed. Certain of such documents have been executed using the DocuSign Platform;

1.3.2

we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Indenture or the Prospectus, save as expressly specified in paragraph 2.2;

1.3.3	we have not been responsible for ensuring that the Prospectus contains all material facts; and

1.3.4	we have not been responsible for ensuring that the Prospectus or the Form 6-K comply with the requirements of any competent authority.

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at today’s date and does not extend to the laws of any other jurisdiction (save as described in paragraph 1.5). All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred, save as expressly specified in paragraph 2.2. In respect of those tax matters this Opinion is confined to, and given on the basis of, English law, United Kingdom tax law and Her Majesty’s Revenue and Customs (“HMRC”) published practice in force or applied in the United Kingdom as at today’s date.

1.6	Assumptions and Reservations

This Opinion is given on the basis of our understanding of the terms of the Indenture and the Notes and the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations). This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

CLIFFORD CHANCE LLP

2.	OPINION

We are of the opinion that:

2.1	Authorisation

The issue of the Notes has been duly authorised by or on behalf of the Issuer.

2.2	Taxation statements in the Prospectus

The statements in the Base Prospectus under the heading “United Kingdom Taxation of Debt Securities” as amended by the statements in the Prospectus Supplement under the heading “United Kingdom Tax Considerations” are, insofar as they are relevant to the Notes, correct in all material respects.

3.	ADDRESSEES AND PURPOSE

3.1.1

The scope and content of this Opinion solely have regard to the interests of the Issuer in accordance with its instructions. This Opinion is provided in connection with the filing of the Form 6-K and is addressed to and is solely for the Issuer and it may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save as provided below.

3.1.2

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 6-K to be incorporated by reference into the Form F-3 Registration Statement filed with the SEC on 1 August 2019 and the reference to us under the headings “Tax Considerations—United Kingdom Taxation of Debt Securities”, “Service of Process and Enforcement of Liabilities” and “Validity of Securities” in the Base Prospectus and under the heading “Validity of Notes” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

/s/ Clifford Chance.

CLIFFORD CHANCE LLP

SCHEDULE 1

DOCUMENTS

(a)	The prospectus dated 1 August 2019 relating to, inter alia, the Notes (the “Base Prospectus”).

(b)	The prospectus supplement dated 5 May 2020 relating to the Notes (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

(c)	The final form of the Form 6-K expected to be filed with the SEC on 12 May 2020 relating to the Notes (the “Form 6-K”).

(d)	A copy of the Base Indenture.

(e)	A copy of the Supplemental Indenture.

(f)	A copy of an Officer’s Certificate dated 12 May 2020 pursuant to Sections 1.02, 3.01 and 3.03 of the Base Indenture relating to the Notes (including the forms of global notes).

(g)	A copy of the global notes representing the Notes dated 12 May 2020 (together, the “Global Notes”).

(h)	Copies of the Barclays Bank Acts 1925 and 1984 and the Barclays Group Reorganisation Act 2002.

(i)	A copy of the certificate of incorporation of the Issuer dated 4 October 1971.

(j)	A copy of the certificate of incorporation on change of name and re-registration of the Issuer dated 1 January 1985.

(k)	A certified copy of the articles of association of the Issuer as adopted on 30 April 2010.

(l)	A copy of extracts from the minutes of a meeting of the board of directors of the Issuer held on 14 April 1994, certified a true copy by Patrick Gonsalves.

(m)	A copy of the written resolutions of the Fund Raising Committee of the board of directors of the Issuer passed on 16 September 2004.

(n)	A copy of extracts from the minutes of a meeting of the board of directors of the Issuer held on 17 December 2015, certified a true copy by Patrick Gonsalves.

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(o)	A copy of the approval by the Group Finance Director of the Issuer dated 29 June 2016, certified a true copy by Jessica Cameron.

(p)	A copy of extracts from the minutes of a meeting of the board of directors of the Issuer held on 15 December 2016, certified a true copy by Patrick Gonsalves (the “2016 Minutes”).

(q)	A copy of the power of attorney granted by the Issuer dated 19 June 2017, in favour of each of Miray Muminoglu, Timothy Allen, Stuart Frith and Daniel David.

(r)	A copy of the approval by the Group Finance Director of the Issuer dated 20 February 2018, certified a true copy by Sophie Lukaszewski.

(s)	A copy of extracts from the minutes of a meeting of the board of directors of the Issuer held on 28 March 2018, certified a true copy by Gemma Tremlett.

(t)	A copy of the approval by the Chief Finance Officer of the Issuer dated 12 June 2019, certified a true copy by Sophie Lukaszewski.

(u)	A copy of the power of attorney granted by the Issuer dated 10 June 2019, in favour of each of Gregor McMillan, Anthony Knobel, Amir Hashmi, David Waltham and Stoil Topalov.

CLIFFORD CHANCE LLP

SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)

All signatures (including any electronic signatures), stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents supplied to us as photocopies or in portable document format (PDF) or other electronic form are genuine, accurate, complete and conform to the originals.

(b)

The copies of the certificate of incorporation, certificate of incorporation on change of name and re-registration and articles of association of the Issuer referred to in Schedule 1 (Documents) are accurate and complete as of the date of this Opinion.

(c)	The person whose name and electronic signature appears in the signature block of any Global Note is the person who signed such Global Note.

Where, for the purposes of paragraphs 1(a) and 1(c) of this Schedule 2:

“sign” or “signed” means, in relation to each Global Note executed with an electronic signature, the process by which the signatory has applied such electronic signature to such Global Note; and

“electronic signature” means the signature in electronic form applied to any Global Note that is intended by the signatory to take effect as their signature including, without limitation, an image of the signatory’s handwritten signature, the typed name of the signatory, a signature generated by the signatory with a stylus on a touch pad or screen and any signature created by the signatory in accordance with the processes of an electronic signing platform.

2.	CORPORATE AUTHORITY

(a)	In resolving to create and issue the Notes the directors of the Issuer acted in good faith to promote the success of the Issuer for the benefit of its members and in accordance with any other duty.

(b)

Each director of the Issuer has disclosed any interest which he or she may have in the issue of the Notes in accordance with the provisions of the Companies Act 2006 and the Issuer’s articles of association and none of the directors has any interest in the issue of the Notes except to the extent permitted by the Issuer’s articles of association.

CLIFFORD CHANCE LLP

(c)

The resolutions of the Issuer’s board of directors as set out in the extracts from the minutes referred to in Schedule 1 (Documents) were duly passed at properly constituted and quorate meetings of duly appointed directors of the Issuer and have not been amended (save as provided for in the 2016 Minutes) or rescinded and are in full force and effect.

(d)

The approvals by the Group Finance Director, the approval of the Chief Finance Officer and the written resolutions of the Fund Raising Committee referred to in Schedule 1 (Documents) have not been amended or rescinded and are in full force and effect and, in the case of the written resolutions of the Fund Raising Committee, were duly adopted by a properly constituted Fund Raising Committee.

(e)	The extracts from the minutes referred to in Schedule 1 (Documents) are a true record of the proceedings at each meeting of the board of directors of the Issuer.

(f)

That, as at 16 September 2004, Peter Goshawk held the position of Group Treasurer, as at 29 June 2016 and 20 February 2018, Tushar Morzaria was duly appointed as Group Finance Director, as at 22 February 2018, Gregor McMillan held the position of Director in the Capital Markets Execution team of Barclays Treasury, as at 12 June 2019, Steven Ewart was duly appointed as Chief Finance Officer of the Issuer, as at 12 May 2020, Gregor McMillan held the position of Managing Director in Barclays International Treasury and as at 12 May 2020, Amir Hashmi held the position of Vice President in the Capital Markets Execution team of Barclays International Treasury.

(g)

The person, if other than the person whose signature it purports to be, who attached any electronic signature to any of the documents listed in Schedule 1 (Documents) on behalf of another person, had the authority of the latter person to do so.

(h)

Any relevant power of attorney granted by the Issuer referred to in Schedule 1 (Documents) had not been revoked and was in full force and effect at the time of execution of the Indenture and/or the Global Notes, as applicable.

3.	CORPORATE CAPACITY OF THE PARTIES

Each party to the Indenture has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Indenture.

CLIFFORD CHANCE LLP

4.	EXECUTION OF INDENTURE

(a)	Each party to the Indenture has duly executed and delivered the Indenture.

(b)	The terms of the Indenture have been complied with and the Indenture and the Global Notes have each been duly executed and delivered in accordance with the laws of the State of New York.

5.	DOCUMENTS NOT GOVERNED BY ENGLISH LAW

(a)

The obligations expressed to be assumed by the Issuer under the Indenture and the Notes constitute the Issuer’s legal, valid, binding and enforceable obligations under the laws of the State of New York and words and phrases used in the Indenture have the same meaning and effect as they would if the Indenture was governed by English law.

(b)

The submission to the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York by the Issuer contained in the Indenture is legal, valid and binding under the laws of the State of New York.

(c)	The choice of the laws of the State of New York to govern the Indenture is a valid choice under the laws of the State of New York.

6.	OTHER DOCUMENTS

Save for those listed in Schedule 1 (Documents) there is no other agreement, instrument, other arrangement or relationship between any of the parties to the Indenture which modifies, supersedes or conflicts with the Indenture.

7.	TAX MATTERS

The Issuer is resident only in the United Kingdom for United Kingdom tax purposes.

CLIFFORD CHANCE LLP

SCHEDULE 3

RESERVATIONS

1.	BANKING ACT 2009

The opinions set out in this letter are subject to any limitations arising from any measures taken pursuant to the stabilisation powers under the special resolution regime under the Banking Act 2009, as amended. For more information, please see “Risk Factors” in the Prospectus Supplement.

2.	TAXATION STATEMENTS

The confirmation provided in paragraph 2.2 is subject to the following specific reservations:

(a)	We give no confirmation as to any section of the Prospectus other than the confirmation set out in paragraph 2.2; and

(b)

The confirmation is given solely on the basis set out in paragraph 2.2 and in particular takes into account the disclaimers and qualifications which are applied to those statements in the Base Prospectus or (as applicable) the Prospectus Supplement and is limited to matters governed by English law, the tax law of the United Kingdom and HMRC’s published practice in force or applied in the United Kingdom as at today’s date.

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